September 2007	Filed pursuant to Rule 433 dated August 28, 2007
relating to Preliminary Pricing Supplement No. 375 dated August 28, 2007 to Registration Statement No. 333-131266

Structured Investments
Opportunities in Equities and Commodities
Buffered PLUS due September 27, 2012
Based on the Performance of a Market Allocation Basket
Buffered PLUS offer leveraged exposure to a wide variety of assets and asset classes, including equities, commodities and currencies while providing some protection against negative performance of the assets.  Once the assets have decreased in value below a specified buffer amount, the investor is exposed to the negative performance, subject to a minimum payment at maturity.  At maturity, (a) if the assets have appreciated in value, investors will receive the stated principal amount of their investment plus leveraged upside performance of the underlying assets and (b) if the assets have depreciated in value, and (i) if the closing value of the assets have not declined below the specified buffer amount, the Buffered PLUS will redeem for par or (ii) if the closing value of the assets have declined below the buffer amount, investors will lose 1% for every 1% decline below the specified buffer amount, subject to a minimum payment at maturity.
SUMMARY TERMS
Issuer:	Morgan Stanley
Issue price:	$1,000
Stated principal amount:	$1,000
Trade date:	September 20, 2007
Original issue date:	September 27, 2007 (5 business days after the trade date)
Maturity date:	September 27, 2012
Interest:	None
Basket:	Basket Indices	Basket Weighting	Initial Basket Value
	S&P 500® Index	25%
	Dow Jones EuroStoxx 50® Index (the “EuroStoxx Index”)	15%
	Nikkei 225 Index	15%
	FTSE 100TM Index	15%
	Russell 2000® Index	10%
	Dow Jones-AIG Commodity IndexSM (the “Commodity Index”)	10%
	MSCI Emerging Markets Index (the “Emerging Markets Index”)	5%
	MSCI World Real Estate Index (the “World Real Estate Index”)	5%
Payment at maturity:
The payment at maturity per $1,000 stated principal amount will equal:
▪ If the basket percentage increase is positive: $1,000 + ($1,000 x basket percentage increase x leverage factor)
▪ If the basket performance factor is less than or equal to 100% but greater than or equal to 80%: $1,000
▪ If the basket performance factor is less than 80%: ($1,000 x basket performance factor) + $200, which will be an amount less than the stated principal amount

Leverage factor:	120%-130%. The leverage factor will be determined on the trade date.
Minimum payment at maturity:	$200 per stated principal amount
Maximum payment at maturity:	The payment at maturity is not capped
Basket percentage increase:
Sum of the products of (x) the final basket index value for each basket index minus the initial basket index value for such basket index divided by the initial basket index value for such basket index times (y) the basket weighting for such basket index

Basket performance factor:	Sum of the products of (x) the final basket index value for each basket index divided by the initial basket index value for such basket index times (y) the basket weighting for such basket index
Initial basket index value:
Each basket index (other than the Commodity Index): official closing price on the index business day immediately following the trade date
Commodity Index: official settlement price on the index business day immediately following the trade date

Final basket index value:	Each basket index (other than the Commodity Index): official closing price on the determination date Commodity Index: official settlement price on the determination date
Determination date:	September 20, 2012
CUSIP:	617446T41
Minimum ticketing size:	10 Buffered PLUS
Listing:	None
Agent:	Morgan Stanley & Co. Incorporated (“MS & Co.”)
Commissions and issue price:		Price to Public	Agent’s Commissions(1)	Proceeds to Company
	Per Buffered PLUS	$1,000	$	$
	Total	$	$	$
(1)   For additional information, see “Supplemental Information Concerning Plan of Distribution” in the accompanying preliminary pricing supplement and “Plan of Distribution” in the accompanying prospectus supplement.
YOU SHOULD READ THIS DOCUMENT TOGETHER WITH THE PRELIMINARY PRICING SUPPLEMENT DESCRIBING THIS OFFERING, AND THE RELATED PROSPECTUS SUPPLEMENT AND PROSPECTUS, EACH OF WHICH CAN BE ACCESSED VIA THE HYPERLINKS BELOW, BEFORE YOU DECIDE TO INVEST.
Preliminary Pricing Supplement No. 375 dated August 28, 2007
Amendment No. 1 to Prospectus Supplement dated July 24, 2007
Prospectus dated January 25, 2006
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-584-6837.  The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.

Buffered PLUS due September 27, 2012
Based on the Performance of a Market Allocation Basket

Investment Overview
Buffered Performance Leveraged Upside Securities
The Buffered PLUS based on the performance of a hybrid basket composed of seven equity indices and a commodity index (the “Buffered PLUS”) can be used:

▪	As an alternative to direct exposure to the underlying basket of indices (the “basket”) that enhances returns for the positive performance of the basket

▪	To enhance returns and potentially outperform the basket in a bullish scenario with unlimited appreciation potential

▪	To achieve similar levels of upside exposure to the basket as a direct investment, while using fewer dollars by taking advantage of the leverage factor

▪	To obtain a buffer against a specified level of negative performance of the basket and protect a specified portion of the invested principal against negative performance

▪
The Buffered PLUS are exposed on a 1:1 basis to the negative performance of the basket, below the specific buffer amount.  In no event, will the Buffered PLUS pay less than the minimum payment at maturity.

Maturity:	5 years
Leverage factor:	120%-130%
Buffer amount:	20%
Principal protection:	20% of the stated principal amount ($200) is protected
Coupon:	None

Basket Overview

Basket Indices	Basket Weighting
S&P 500 Index	25%
EuroStoxx Index	15%
Nikkei 225 Index	15%
FTSE 100 Index	15%
Russell 2000 Index	10%
Commodity Index	10%
Emerging Markets Index	5%
World Real Estate Index	5%

September 2007	Page 2

Buffered PLUS due September 27, 2012
Based on the Performance of a Market Allocation Basket

Key Investment Rationale

The Buffered PLUS offer 120%-130% leveraged upside on the positive performance of the basket and provide a buffer of 20% against a decline in the value of the basket, ensuring a minimum payment of $200 per Buffered PLUS at maturity.

Leveraged Performance	The Buffered PLUS offer investors an opportunity to capture enhanced returns relative to a direct investment in the basket.

Payment Scenario 1
The basket increases in value and, at maturity, the Buffered PLUS redeem for the sum of (i) the stated principal amount of $1,000 and (ii) $1,000 times 120%-130% of the basket percentage increase, which is not subject to a maximum payment amount.

Payment Scenario 2	The basket declines in value by no more than 20% and, at maturity, the Buffered PLUS redeem for the stated principal amount of $1,000.

Payment Scenario 3
The basket declines in value by more than 20% and, at maturity, the Buffered PLUS redeem for less than the stated principal amount by an amount that is proportionate to the decrease in the value of the basket below 80% of the initial basket value.  For example, if the basket decreases by 30%, the Buffered PLUS will redeem for $900 per Buffered PLUS.  The minimum payment at maturity is $200 per Buffered PLUS.

Summary of Selected Key Risks (see page 11)

▪	80% of the stated principal amount is at risk.

▪	No interest payments.

▪	The market price of the Buffered PLUS will be influenced by many unpredictable factors, including the value, volatility and dividend yield of the basket indices.

▪	Changes in the value of one or more of the basket indices may offset each other.

▪	Investing in the Buffered PLUS is not equivalent to investing in the basket indices.

▪	The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices.

▪	The Buffered PLUS are linked to foreign equity securities.

▪	The Emerging Markets Index and the World Real Estate Index are subject to currency exchange risk.

▪	Adjustments to the basket indices by the applicable publisher could adversely affect the value of the Buffered PLUS.

▪	Suspension or disruptions of market trading in commodity and related futures markets may adversely affect the value of the Buffered PLUS.

▪
The Buffered PLUS will not be listed on any securities exchange, secondary trading may be limited and you could receive less, and possibly significantly less than the stated principal amount per Buffered PLUS if you try to sell your Buffered PLUS prior to maturity.

▪	Economic interests of the calculation agent may be potentially adverse to investors.

▪	The U.S. federal income tax consequences of an investment in the Buffered PLUS are uncertain.

▪	Credit risk to Morgan Stanley whose credit rating is currently Aa3/AA–.

September 2007	Page 3

Buffered PLUS due September 27, 2012
Based on the Performance of a Market Allocation Basket

Fact Sheet

The Buffered PLUS offered are senior unsecured obligations of Morgan Stanley, will pay no interest, only guarantee a 20% return of principal at maturity and have the terms described in the accompanying preliminary pricing supplement, prospectus supplement and the prospectus.  At maturity, an investor will receive for each stated principal amount of Buffered PLUS that the investor holds, an amount in cash that may be greater than, equal to or less than the stated principal amount based upon the performance of the basket as of the determination date.  Under no circumstances will the payment at maturity be less than $200 per Buffered PLUS.  The Buffered PLUS are senior Buffered PLUS issued as part of Morgan Stanley’s Series F Global Medium-Term Buffered PLUS program.

Expected Key Dates
Trade Date:	Original Issue Date(Settlement Date):	Maturity Date:
September 20, 2007	September 27, 2007 (5 business days after the trade date)	September 27, 2012

Key Terms
Issuer:	Morgan Stanley
Issue price:	$1,000 per Buffered PLUS
Stated principal amount:	$1,000 per Buffered PLUS
Interest:	None
Basket:	Basket Indices	Basket Weighting	Initial Basket Value
	S&P 500® Index	25%
	Dow Jones EuroStoxx 50® Index (the “EuroStoxx Index”)	15%
	Nikkei 225 Index	15%
	FTSETM 100 Index	15%
	Russell 2000® Index	10%
	Dow Jones-AIG Commodity IndexSM (the “Commodity Index”)	10%
	MSCI Emerging Markets Index (the “Emerging Markets Index”)	5%
	MSCI World Real Estate Index (the “World Real Estate Index”)	5%
Payment at maturity:
The payment at maturity per $1,000 stated principal amount will equal:

▪ If the basket percentage increase is positive:
$1,000 + ($1,000 x basket percentage increase x leverage factor)

▪ If the basket performance factor is less than or equal to 100% but greater than or equal to 80%: $1,000

▪ If the basket performance factor is less than 80%:
($1,000 x basket performance factor) + $200, which will be an amount less than the stated principal amount

Leverage factor:	120%-130%. The leverage factor will be determined on the trade date.
Minimum payment at maturity:	$200 per stated principal amount
Maximum payment at maturity:	The payment at maturity is not capped

September 2007	Page 4

Buffered PLUS due September 27, 2012
Based on the Performance of a Market Allocation Basket

Basket percentage increase:
Sum of the products of (x) the final basket index value for each basket index minus the initial basket index value for such basket commodity divided by the initial basket index value for such basket index times (y) the respective basket weighting for such basket index, as determined by the following formula:

[(final S&P 500 Index value – initial S&P 500 Index value) / initial S&P 500 Index value]  x  25%; plus
[(final EuroStoxx Index value – initial EuroStoxx Index value) / initial EuroStoxx Index value]  x  15%; plus
[(final Nikkei 225 Index value – initial Nikkei 225 Index value) / initial Nikkei 225 Index value]  x  15%; plus
[(final FTSE 100 Index value – initial FTSE 100 Index value) / initial FTSE 100 Index value]  x  15%; plus
[(final Russell 2000 Index value – initial Russell 2000 Index value) / initial Russell 2000 Index value]  x  10%;
plus
[(final Commodity Index value – initial Commodity Index value) / initial Commodity Index value]  x  10%; plus
[(final Emerging Markets Index value – initial Emerging Markets Index value) / initial Emerging Markets Index value]  x  5%; plus
[(final World Real Estate Index value – initial World Real Estate Index Value) / initial World Real Estate Index value]  x  5%

Basket performance factor:
Sum of the products of (x) the final basket index value for each basket index divided by the initial basket index value for such basket index times (y) the respective basket weighting for such basket index, as determined by the following formula:

(final S&P 500 Index value / initial S&P 500 Index value)  x  25%; plus
(final EuroStoxx Index value / initial EuroStoxx Index value)  x  15%; plus
(final Nikkei 225 Index value / initial Nikkei 225 Index value)  x  15%; plus
(final FTSE 100 Index value / initial FTSE 100 Index value)  x  15%; plus
(final Russell 2000 Index value / initial Russell 2000 Index value)  x  15%; plus
(final Commodity Index value / initial Commodity Index value)  x  10%; plus
(final Emerging Markets Index value / initial Emerging Markets Index value)  x  5%; plus
(final World Real Estate Index value / initial World Real Estate Index value)  x  5%

Initial basket indices value:
Each basket index (other than the Commodity Index): official closing price on the index business day immediately following the trade date
Commodity Index: official settlement price on the index business day immediately following the trade date

Final basket indices value:	Each basket index (other than the Commodity Index): official closing price on the determination date Commodity Index: official settlement price on the determination date

Determination date:	September 20, 2012

September 2007	Page 5

Buffered PLUS due September 27, 2012
Based on the Performance of a Market Allocation Basket

General Information
Listing:	None

CUSIP:	617446T41

Minimum ticketing size:	10 Buffered PLUS

Tax considerations:
Although the issuer believes the Buffered PLUS should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes, there is uncertainty regarding the U.S. federal income tax consequences of an investment in the Buffered PLUS.

Assuming this characterization of the Buffered PLUS is respected, the following U.S. federal income tax consequences should result.

•   A U.S. Holder should not be required to recognize taxable income over the term of the Buffered PLUS prior to maturity, other than pursuant to a sale or exchange.

•   Upon sale, exchange or settlement of the Buffered PLUS at maturity, a U.S. Holder should generally recognize capital gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the Buffered PLUS.  Such gain or loss should generally be long-term capital gain or loss if the investor has held the Buffered PLUS for more than one year.

Please read the discussion under “Risk Factors ― Other Risk Factors” in this document and the discussion under “United States Federal Taxation” in the preliminary pricing supplement concerning the U.S. federal income tax consequences of investing in the Buffered PLUS.

Trustee:	The Bank of New York (as successor Trustee to JPMorgan Chase Bank, N.A.)

Underwriter:	Morgan Stanley & Co. Incorporated (“MS & Co.”)

Calculation Agent:	MS & Co.

Contact:	Third-party distributors may contact Morgan Stanley at (800) 233-1087.

This offering summary represents a summary of the terms and conditions of the Buffered PLUS.  We encourage you to read the accompanying preliminary pricing supplement, prospectus supplement and prospectus related to this offering, which can be accessed via the hyperlinks on the front page of this document.

September 2007	Page 6

Buffered PLUS due September 27, 2012
Based on the Performance of a Market Allocation Basket

How the Buffered PLUS Work

Payoff Diagram

The payoff diagram below illustrates the payment at maturity on the Buffered PLUS based on the following terms:

Stated principal amount per Buffered PLUS:	$1,000

Buffer amount:	20%

Hypothetical leverage factor:	125%

▪
Where the basket percentage increase is positive, the payout on the Buffered PLUS at maturity is equal to $1,000 plus the upside payment.  The upside payment will equal $1,000 times the basket percentage increase time the leverage factor.

▪
Where the basket performance factor is less than or equal to 100% but greater than or equal to 80%, the payout on the Buffered PLUS at maturity is equal to the stated principal amount of $1,000 per Buffered PLUS.

▪
Where the basket performance factor is less than 80%, the payout on the Buffered PLUS at maturity is equal to $1,000 multiplied by the basket performance factor plus $200, and is consequently an amount less than or equal to the $1,000 stated principal amount of each Buffered PLUS.  The payout at maturity on the Buffered PLUS will in no event be less than $200.

See “Hypothetical Payout on the Buffered PLUS” for examples of how to calculate the payment at maturity.

September 2007	Page 7

Buffered PLUS due September 27, 2012
Based on the Performance of a Market Allocation Basket

Hypothetical Payout on the Buffered PLUS

Below is one example of how to calculate the payment at maturity if the basket percentage increase is positive based on the hypothetical leverage factor and the hypothetical data in the table below.  Following the first example are two other examples of how to calculate the payment at maturity if the basket performance factor is 100% or less based on the hypothetical data in the respective tables below.

Basket Percentage Increase Example:                                                                                                           Hypothetical leverage factor = 125%

Basket Index	Basket Weighting	Hypothetical Initial Basket Index Value	Hypothetical Final Basket Index Value	Percentage Change
S&P 500 Index	25%	1,480	1,850	25%
EuroStoxx Index	15%	4,230	5,287.50	25%
Nikkei 225 Index	15%	16,250	20,312.50	25%
FTSE 100 Index	15%	620	775	25%
Russell 2000 Index	10%	800	1,000	25%
Commodity Index	10%	165	206.25	25%
Emerging Markets Index	5%	1,040	1,300	25%
World Real Estate Index	5%	215	268.75	25%

Basket Percentage Increase = The sum of the products of (x) the final basket index value for each basket index minus the respective initial basket index value for such basket index divided by the initial basket index value of such basket index times (y) the basket weighting for such basket index:

[(final S&P 500 Index value – initial S&P 500 Index value) / initial S&P 500 Index value]  x  25%; plus
[(final EuroStoxx Index value – initial EuroStoxx Index value) / initial EuroStoxx Index value]  x  15%; plus
[(final Nikkei 225 Index value – initial Nikkei 225 Index value) / initial Nikkei 225 Index value]  x  15%; plus
[(final FTSE 100 Index value – initial FTSE 100 Index value) / initial FTSE 100 Index value]  x  15%; plus
[(final Russell 2000 Index value – initial Russell 2000 Index value) / initial Russell 2000 Index value]  x  10%; plus
[(final Commodity Index value – initial Commodity Index value) / initial Commodity Index value]  x  10%; plus
[(final Emerging Markets Index value – initial Emerging Markets Index value) / initial Emerging Markets Index value]  x  5%; plus
[(final World Real Estate Index value – initial World Real Estate Index Value) / initial World Real Estate Index value]  x  5%

So, using the hypothetical values above, the basket percentage increase is calculated as follows:

S&P 500 Index= [(1,850 – 1,480)] / 1,480] x 25%  =  6.25%; plus
EuroStoxx Index=  [(5,287.50 – 4,230) / 4,230] x 15%  =  3.75%; plus
Nikkei 225 Index =  [(20,312.50 – 16,250) / 16,250] x 15%  =  3.75%; plus
FTSE 100 Index = [(775 – 620) / 620] x 15%  =  3.75%; plus
Russell 2000 Index =  [(1,000 – 800) / 800] x 10%  =  2.50%; plus
Commodity Index =  [(206.25 – 165) / 165] x 10%  =  2.50%; plus
Emerging Markets Index =  [(1,300 – 1,040) / 1,040] x 5%  =  1.25%; plus
World Real Estate =  [(268.75 – 215) / 215] x 5%  =  1.25%

which equals

basket percentage increase   =   25%

The upside payment is equal to $1,000     x     basket percentage increase     x     leverage factor.

September 2007	Page 8

Buffered PLUS due September 27, 2012
Based on the Performance of a Market Allocation Basket

In this example, the upside payment equals $1,000   x   10%   x   125%   =   $125.   Therefore, the investor would receive $1,125, which is equal to $1,000 stated principal amount plus the upside payment of $125.

Basket Performance Factor Examples

Example 1: The basket performance factor is less than 100% but greater than 80%.

Basket Index	Basket Weighting	Hypothetical Initial Basket Index Value	Hypothetical Final Basket Index Value	Percentage Change
S&P 500 Index	25%	1,480	740	-50%
EuroStoxx Index	15%	4,230	4,441.50	5%
Nikkei 225 Index	15%	16,250	17,062.50	5%
FTSE 100 Index	15%	620	651	5%
Russell 2000 Index	10%	800	840	5%
Commodity Index	10%	165	173.25	5%
Emerging Markets Index	5%	1,040	1,092	5%
World Real Estate Index	5%	215	225.75	5%

Basket Performance Factor =  The sum of the products of (x) the final basket index value for each basket index divided by the respective initial basket index value for such basket index times (y) the basket weighting for such basket index:

(final S&P 500 Index value / initial S&P 500 Index value)  x  25%; plus
(final EuroStoxx Index value / initial EuroStoxx Index value)  x  15%; plus
(final Nikkei 225 Index value / initial Nikkei 225 Index value)  x  15%; plus
(final FTSE 100 Index value / initial FTSE 100 Index value)  x  15%; plus
(final Russell 2000 Index value / initial Russell 2000 Index value)  x  15%; plus
(final Commodity Index value / initial Commodity Index value)  x  10%; plus
(final Emerging Markets Index value / initial Emerging Markets Index value)  x  5%; plus
(final World Real Estate Index value / initial World Real Estate Index value)  x  5%

So, using the hypothetical values above, the basket performance factor is calculated as follows:

S&P 500 Index= (740 / 1,480) x 25%  =  12.50%; plus
EuroStoxx Index=  (4,441.50 / 4,230) x 15%  =  15.75%; plus
Nikkei 225 Index =  (17,062.50 / 16,250) x 15%  =  15.75%; plus
FTSE 100 Index = (651 / 620) x 15%  =  15.75%; plus
Russell 2000 Index =  (840 / 800) x 10%  =  10.50%; plus
Commodity Index =  ( 173.25 / 165) x 10%  =  10.50%; plus
Emerging Markets Index =  (1,092 / 1,040) x 5%  =  5.25%; plus
World Real Estate =  (225.75 / 215) x 5%  =  5.25%

basket performance factor   =   91.25%

In the above example, although the final values of seven of the basket index are higher than their respective initial values, the final values of the other basket index is lower than its initial value and the basket performance factor is less than 100% but greater than 80%.

Because the basket performance factor is less than or equal to 100% but greater than or equal to 80%, the payment at maturity will be the stated principal amount of $1,000 per note.

September 2007	Page 9

Buffered PLUS due September 27, 2012
Based on the Performance of a Market Allocation Basket

Example 2: The basket performance factor is less than 80%.

Basket Commodity	Basket Weighting	Hypothetical Initial Basket Index Value	Hypothetical Final Basket Index Value	Percentage Change
S&P 500 Index	25%	1,480	740	-50%
EuroStoxx Index	15%	4,230	2,326.50	-45%
Nikkei 225 Index	15%	16,250	17,062.50	5%
FTSE 100 Index	15%	620	651	5%
Russell 2000 Index	10%	800	400	-50%
Commodity Index	10%	165	173.25	5%
Emerging Markets Index	5%	1,040	1,092	5%
World Real Estate Index	5%	215	225.75	5%

Using the hypothetical values above, the basket performance factor is calculated as follows:

S&P 500 Index= (740 / 1,480) x 25%  =  12.50%; plus
EuroStoxx Index=  (2,362.50 / 4,230) x 15%  =  8.25%; plus
Nikkei 225 Index =  (17,062.50 / 16,250) x 15%  =  15.75%; plus
FTSE 100 Index = (651 / 620) x 15%  =  15.75%; plus
Russell 2000 Index =  (400 / 800) x 10%  =  5.00%; plus
Commodity Index =  (173.25 / 165) x 10%  =  10.50%; plus
Emerging Markets Index =  (1,092 / 1,040) x 5%  =  5.25%; plus
World Real Estate =  (225.75 / 215) x 5%  =  5.25%

basket performance factor   =   78.25%

In the above example, although the final values of five of the basket indices have increased in value over their respective initial values and the final values of only three have decreased in value, the basket performance factor is less than 80%.  Therefore, the payment at maturity per note will equal:

The stated principal amount of $1,000 times the basket performance factor plus $200; or

$1,000   x   78.25%   +   $200   =   $982.50

September 2007	Page 10

Buffered PLUS due September 27, 2012
Based on the Performance of a Market Allocation Basket

Selected Risk Factors

The Buffered PLUS are financial instruments that are suitable only for investors who are capable of understanding the complexities and risks specific to the Buffered PLUS.  Accordingly, you should consult your own financial and legal advisors as to the risks entailed by an investment in the Buffered PLUS and the suitability of such Buffered PLUS in light of your particular circumstances.  The Buffered PLUS are not secured debt and investing in the Buffered PLUS is not equivalent to investing directly in the basket commodities.  The following is a non-exhaustive list of certain key considerations for investors in the Buffered PLUS.  For a complete list of considerations and risk factors, please see the prospectus, prospectus supplement and the preliminary pricing supplement.  You should carefully consider whether the Buffered PLUS are suited to your particular circumstances before you decide to purchase them.

Structure Specific Risk Factors

▪
Buffered PLUS do not pay interest or guarantee a return of 100% of your principal.  The terms of the Buffered PLUS differ from those of ordinary debt securities in that the Buffered PLUS do not pay interest, and provide a minimum payment at maturity of only 20% of the stated principal amount for each Buffered PLUS.  If the final basket value is less than 80% of the initial basket value, you will receive for each Buffered PLUS that you hold a payment at maturity that is less than the stated principal amount of each Buffered PLUS by an amount proportionate to the decrease in the value of the basket below 80% of the initial basket value.

▪
Market price influenced by many unpredictable factors.  Several factors will influence the value of the Buffered PLUS in the secondary market and the price at which MS & Co. may be willing to purchase or sell the Buffered PLUS in the secondary market, including: the value, volatility and dividend yield of the basket indices, interest and yield rates, time remaining to maturity, geopolitical conditions and economic, financial, political and regulatory or judicial events that affect the basket indices or equities or commodities markets generally and creditworthiness of the issuer.  In addition, the commodities markets are subject to temporary distortions or other disruptions due to various factors, including lack of liquidity, participation of speculators and government intervention.  As a result, the market value of the Buffered PLUS will vary and may be less than the principal amount of the Buffered PLUS at any time prior to maturity and sale of the Buffered PLUS prior to maturity may result in a loss.

▪
Changes in the value of one or more of the basket indices may offset each other. Value movements in the basket indices may not correlate with each other.  At a time when the value of one basket indices increases, the value of the other basket indices may not increase as much, or may even decline in value.  Therefore, in calculating the basket indices’ performance and the basket performance factor on the determination date, increases in the value of one basket indices may be moderated, or wholly offset, by lesser increases or declines in the value of other basket indices.  Furthermore, the basket is not equally weighted among the basket indices.  Decreases in the value of a more heavily weighted basket indices could moderate or wholly offset increases in the values of the less heavily weighted basket indices.

▪
Not equivalent to investing in the basket indices.  Investing in the Buffered PLUS is not equivalent to investing in the basket indices or their component stocks or commodities.  Investors in the Buffered PLUS will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to stocks that constitute the equity basket indices.

▪
The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices.  Assuming no change in market conditions or any other relevant factors, the price, if any, at which MS & Co. is willing to purchase Buffered PLUS in secondary market transactions will likely be lower than the original issue price, since the original issue price included, and secondary market prices are likely to exclude, commissions paid with respect to

September 2007	Page 11

Buffered PLUS due September 27, 2012
Based on the Performance of a Market Allocation Basket

the Buffered PLUS, as well as the projected profit included in the cost of hedging the issuer’s obligations under the Buffered PLUS.  In addition, any such prices may differ from values determined by pricing models used by MS & Co., as a result of dealer discounts, mark-ups or other transaction costs.

▪
The Buffered PLUS are subject to currency exchange rate risk.  Because the closing prices of the Emerging Markets Index and the World Real Estate Index, which together constitute 10% of the basket, generally reflect the U.S. dollar value of the securities represented in the respective index, holders of the Buffered PLUS will be exposed to currency exchange rate risk with respect to each of the currencies in which such securities trade.  An investor’s net exposure will depend on the extent to which the currencies of the component countries strengthen or weaken against the U.S. dollar and the relative weight of each security.  If, taking into account such weighting, the dollar strengthens against the currencies in which the securities represented in the Emerging Markets Index and the World Real Estate Index trade, the value of the Emerging Markets Index and the World Real Estate Index will be adversely affected and the payment at maturity on the Buffered PLUS may be reduced.

▪
There are risks associated with investments in securities indexed to the value of foreign equity securities.  Investments in securities indexed to the value of foreign equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries.  Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies.

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The U.S. federal income tax consequences of an investment in the Buffered PLUS are uncertain.  Please read the discussion under “Fact Sheet ― General Information ― Tax considerations” in this document and the discussion under “United States Federal Taxation” in the preliminary pricing supplement (together the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of investing in the Buffered PLUS.  If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization or treatment for the Buffered PLUS, the timing and character of income on the Buffered PLUS might differ significantly from the tax treatment described in the Tax Disclosure Sections.  For example, under one characterization, U.S. Holders could be required to accrue original issue discount on the Buffered PLUS every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the Buffered PLUS as ordinary income.  The issuer does not plan to request a ruling from the IRS regarding the tax treatment of the Buffered PLUS, and the IRS or a court may not agree with the tax treatment described in this document and the preliminary pricing supplement.

Other Risk Factors

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Secondary trading may be limited. The Buffered PLUS will not be listed on any securities exchange.  Therefore, there may be little or no secondary market for the Buffered PLUS.  Even if there is a secondary market, it may not provide significant liquidity.  Accordingly, you should be willing to hold your Buffered PLUS to maturity.

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Adjustments to the indices could adversely affect the value of the Buffered PLUS.  The applicable index publishers can add, delete or substitute the stocks underlying the indices, and can make other methodological changes that could change the value of the indices; or may discontinue or suspend calculation or publication of the indices at any time.  In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued basket index and is not precluded from considering indices that are calculated and published by MS & Co. or any of its affiliates.  Any of these actions could adversely affect the value of the Buffered PLUS.

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Buffered PLUS due September 27, 2012
Based on the Performance of a Market Allocation Basket

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Potential adverse economic interest of the calculation agent.  The economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the Buffered PLUS.  MS & Co., the calculation agent, is our subsidiary.  As calculation agent, MS & Co., and other affiliates of ours will carry out hedging activities related to the Buffered PLUS or trade in the component stocks of the basket indices or other instruments related to the basket indices on a regular basis.  Any of these hedging or trading activities on or prior to the basket setting date could potentially increase the initial basket index values of the basket indices and, therefore, the values at which the basket indices must close on the determination date before you receive a payment at maturity that exceeds the stated principal amount of the Buffered PLUS.  Additionally, such hedging or trading activities during the term of the Buffered PLUS could potentially affect the values of the basket indices on the determination date and, accordingly, the amount of cash you will receive at maturity.

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Buffered PLUS due September 27, 2012
Based on the Performance of a Market Allocation Basket

Information about the Indices

The S&P 500® Index.  The S&P 500® Index, which is calculated, maintained and published by Standard & Poor’s® Corporation, consists of 500 component stocks selected to provide a performance benchmark for the U.S. equity markets.  For additional information about the S&P 500 Index, see “Description of Buffered PLUS—Description of the Indices—The S&P 500® Index” in the accompanying preliminary pricing supplement.

The Dow Jones EuroStoxx 50® Index. The EuroStoxx 50 Index is composed of 50 component stocks of market sector leaders from within the Dow Jones STOXX 600 Supersector Indices, which includes stocks selected from the Eurozone.  The component stocks have a high degree of liquidity and represent the largest companies across all market sectors.  For additional information about the EuroStoxx 50 Index, see “Description of Buffered PLUS—Description of the Indices—The Dow Jones EuroStoxx 50® Index” in the accompanying preliminary pricing supplement.

The Nikkei 225 Index. The Nikkei 225 Index currently is based on 225 underlying stocks trading on the Tokyo Stock Exchange (the “TSE”) representing a broad cross-section of Japanese industries.  All 225 Nikkei Underlying Stocks are stocks listed in the First Section of the TSE.  Stocks listed in the First Section of the TSE are among the most actively traded stocks on the TSE.  For additional information about the Nikkei 225 Index, see “Description of Buffered PLUS—Description of the Indices—The Nikkei 225 Index” in the accompanying preliminary pricing supplement.

The FTSETM 100 Index.  The FTSE 100 Index, which is calculated, published and disseminated by FTSE International Limited, consists of the largest 100 companies traded on the London Stock Exchange.  For additional information about the FTSE 100 Index, see “Description of Buffered PLUS—Description of the Indices— The FTSETM 100 Index” in the accompanying preliminary pricing supplement.

The Russell 2000® Index. The Russell 2000 Index, which is calculated, published and disseminated by Frank Russell Company, is designed to track the performance of the small capitalization segment of the U.S. equity market.  For additional information about the Russell 2000 Index, see “Description of Buffered PLUS—Description of the Indices—The Russell 2000® Index” in the accompanying preliminary pricing supplement.

The DJ-AIG Commodity IndexSM.  The Commodity Index is calculated, maintained and published by Dow Jones & Company (“Dow Jones”), in conjunction with AIG Financial Products (“AIG-FP”).  The Commodity Index currently is composed of the prices of nineteen exchange-traded futures contracts on physical commodities.  An exchange-traded futures contract is a bilateral agreement providing for the purchase and sale of a specified type and quantity of a commodity or financial instrument during a stated delivery month for a fixed price.  The commodities included in the Commodity Index for 2007 are: aluminum, coffee, copper, corn, cotton, crude oil, gold, heating oil, lean hogs, live cattle, natural gas, nickel, silver, soybeans, soybean oil, sugar, unleaded gasoline, wheat and zinc.  For additional information about the Commodity Index, see “Description of Buffered PLUS—Description of the Indices—The DJ-AIG Commodity IndexSM” in the accompanying preliminary pricing supplement.

The MSCI Emerging Markets Index.  The MSCI Emerging Markets Index was developed by MSCI Inc. (“MSCI”) as an equity benchmark for international stock performance, and is designed to measure equity market performance in the global emerging markets.  As of June 2006, the MSCI Emerging Markets Index consisted of the following 25 emerging market country indices: Argentina, Brazil, Chile, China, Colombia, Czech Republic, Egypt, Hungary, India, Indonesia, Israel, Jordan, Korea, Malaysia, Mexico, Morocco, Pakistan, Peru, Philippines, Poland, Russia, South Africa, Taiwan, Thailand, and Turkey.  Each Component Country Index is a sampling of equity securities across industry groups in such country’s equity markets.  For additional information about the MSCI Emerging Markets Index, see “Description of Buffered PLUS—Description of the Indices—The MSCI Emerging Markets Index” in the accompanying preliminary pricing supplement.

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Buffered PLUS due September 27, 2012
Based on the Performance of a Market Allocation Basket

The MSCI World Real Estate Index.  The MSCI World Real Estate Index is a sub-index of the MSCI World Index and represents only securities in the GICS Real Estate Industry Group.  As of June 2007, the MSCI World Real Estate Index consisted of 100 component securities.  For additional information about the Russell 2000 Index, see “Description of Buffered PLUS—Description of the Indices—The MSCI World Real Estate Index” in the accompanying preliminary pricing supplement.

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Buffered PLUS due September 27, 2012
Based on the Performance of a Market Allocation Basket

License Agreement between Standard & Poor’s® Corporation and Morgan Stanley.  “Standard & Poor’s®,” “S&P®,” “S&P 500®,” “Standard & Poor’s 500” and “500” are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by Morgan Stanley. See “Description of Buffered PLUS— License Agreement between S&P and Morgan Stanley” in the accompanying preliminary pricing supplement.

License Agreement between STOXX Limited and Morgan Stanley. “Dow Jones EURO STOXX 50®” and “STOXX®” are registered trademarks of STOXX Limited and have been licensed for use for certain purposes by Morgan Stanley.  The Buffered PLUS are not sponsored, endorsed, sold or promoted by STOXX Limited, and STOXX Limited makes no representation regarding the advisability of investing in the Buffered PLUS.  See “Description of Buffered PLUS—License Agreement between STOXX Limited and Morgan Stanley” in the accompanying preliminary pricing supplement.

License Agreement between Nikkei Inc. and Morgan Stanley. As of the original issue date, we will have received the consent of Nikkei Inc., the publisher of the Nikkei 225 Index, to use and refer to the Nikkei 225 Index in connection with the Buffered PLUS.  Nikkei Inc. has the copyright to the Nikkei 225 Index.  All rights to the Nikkei 225 Index are owned by Nikkei Inc.  Nikkei Inc. has no relationship to us or the Buffered PLUS; it does not sponsor, endorse, authorize, sell or promote the Buffered PLUS, and has no obligation or liability in connection with the administration, marketing or trading of the Buffered PLUS or with the calculation of the return on your investment.  See “Description of Buffered PLUS—License Agreement between Nikkei Inc. and Morgan Stanley” in the accompanying preliminary pricing supplement.

License Agreement between FTSE International. and Morgan Stanley. “FTSETM” and “FootsieTM” are trademarks of London Stock Exchange Plc and The Financial Times Limited and are used by FTSE International Limited under license.  These Buffered PLUS are not in any way sponsored, endorsed, sold or promoted by FTSE or by LSE or by FT and neither FTSE or LSE or FT makes any warranty or representation whatsoever, expressly or impliedly, either as to the results to be obtained from the use of the FTSE 100 Index and/or the figure at which the said Index stands at any particular time on any particular day or otherwise.  See “Description of Buffered PLUS—License Agreement between FTSE International and Morgan Stanley” in the accompanying preliminary pricing supplement.

License Agreement between Frank Russell Company and Morgan Stanley.  The “Russell 2000® Index” is a trademark of Frank Russell Company and has been licensed for use by Morgan Stanley.  The Buffered PLUS are not sponsored, endorsed, sold or promoted by Frank Russell Company.  See “Description of Buffered PLUS—License Agreement between Frank Russell Company and Morgan Stanley” in the accompanying preliminary pricing supplement.

License Agreement between Dow Jones , AIG-FP and Morgan Stanley.  Dow Jones, AIG-FP and Morgan Stanley, have entered into a non-exclusive license agreement providing for the license to Morgan Stanley of the right to use the Commodity Index, which is published by Dow Jones, in connection with the Buffered PLUS.  The Buffered PLUS are not sponsored, endorsed, sold or promoted by Dow Jones, American International Group, Inc., AIG-FP or any of their subsidiaries or affiliates.  See “Description of Buffered PLUS— License Agreement between Dow Jones , AIG-FP and Morgan Stanley” in the accompanying preliminary pricing supplement.

License Agreement between MSCI and MS & Co.  MSCI and MS & Co. have entered into a non-exclusive license agreement providing for the license to MS & Co. and certain of its affiliated or subsidiary companies, including Morgan Stanley, of the right to use the MSCI Emerging Markets Index and the MSCI World Real Estate Index in connection with the Buffered PLUS.  See “Description of Buffered PLUS— License Agreement between MSCI and MS & Co.” in the accompanying preliminary pricing supplement.

September 2007	Page 16

Buffered PLUS due September 27, 2012
Based on the Performance of a Market Allocation Basket

Historical Information

The following graphs set forth the historical price performance of each respective basket index for the period January 1, 2002 to August 24, 2007.  The closing value for the S&P 500 Index, the EuroStoxx Index, the Nikkei 225 Index, the FTSE 100 Index, the Russell 2000 Index, the Commodity Index, the MSCI Emerging Markets Index and the MSCI World Real Estate Index on August 24, 2007 were 1,479.37, 4,238.63, 16,914.46, 6,220, 798.93, 164.411, 1,039.79 and 213.95, respectively.  We obtained the information in the tables and graphs from Bloomberg Financial Markets, without independent verification.  The historical prices and historical performance of the Basket Indices should not be taken as an indication of future performance.  We cannot give you any assurance that the Basket Percentage Increase at maturity will be greater than zero so that you will receive a payment in excess of the stated principal amount of the Buffered PLUS.  Because your return is linked to the performance of the Basket at maturity, there is no guaranteed return of 100% percent of your principal.

Historical Basket Performance

S&P 500 Index	Dow Jones EuroStoxx 50 Index

September 2007	Page 17

Buffered PLUS due September 27, 2012
Based on the Performance of a Market Allocation Basket

Nikkei 225 Index	FTSE 100 Index

Russell 2000 Index	Dow Jones-AIG Commodity Index

MSCI Emerging Market Index	MSCI World Real Estate Index

September 2007	Page 18